Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Myseum, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Amended and Restated 2021 Omnibus Equity Incentive Plan	(1)	Other	308,180	$2.24	$690,323.20	0.0001381	$95.33
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Amended and Restated 2021 Omnibus Equity Incentive Plan	(2)	Other	691,820	$23.94	$16,562,170.80	0.0001381	$2,287.24

Total Offering Amounts:						$17,252,494.00		2,382.57
Total Fee Offsets:								0.00
Net Fee Due:								$2,382.57

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Offering Note(s)

(1)	A. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Myseum, Inc. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2021 Omnibus Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

B. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market LLC on November 7, 2025, which date is within five business days prior to the filing of this Registration Statement.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $23.94 per share, the weighted-average exercise price of stock options outstanding as of the date of this Registration Statement.